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                                   AMENDMENTS,
                              DATED MARCH 8, 1996,
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                           BETWEEN RYDEX SERIES TRUST
                            AND PADCO ADVISORS, INC.,
                               DATED MAY 14, 1993,
                            AND AS PREVIOUSLY AMENDED
                              NOVEMBER 2, 1993, AND
                                DECEMBER 13, 1994

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                                  AMENDMENTS TO

                         INVESTMENT MANAGEMENT CONTRACT

                                     BETWEEN

                               RYDEX SERIES TRUST

                                       AND

                              PADCO ADVISORS, INC.

         The following Amendments are made to Section 4 and Section 11of the Investment Management contract between Rydex Series Trust (the ATrust@) and PADCO Advisors, Inc. (the AManager@), dated March 8, 1996, and as amended on November 2, 1993 (the AContract@), and as further amended on December 13, 1994, and is hereby incorporated into and made a part of the Contract:

         Section 4 of the Contract is amended, effective March 8, 1996, to read as follows:

         AAs compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

               The Nova Fund                   0.75% (75/100's of one percent)

               The Rydex U.S. Government
                Money Market Fund              0.50% (50/100's of one percent)

               The Rydex Precious Metals Fund  0.75% (75/100's of one percent)

               The Ursa Fund                   0.90% (90/100's of one percent)

               The Rydex U.S. Government
                Bond Fund                      0.50% (50/100's of one percent)

               The Rydex OTC Fund              0.75% (75/100's of one percent)

               The Juno Fund                   0.90% (90/100's of one percent)

               The Rydex Institutional
                Money Market Fund              0.55% (55/100's of one percent)

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The fee will be paid monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Contract, the fee shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to each such Fund. For purposes of calculating the Manager=s fee, the value of the net assets of each respective Fund shall be determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund=s current Prospectus and Statement of Additional Information.@

Section 11 of the Contract is amended, effective March 8, 1996, to read as follows:


                  "All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by prepaid, first-class letter posted to the following addresses, or to such other address as shall be designated in a notice given in accordance with this section, and such notice shall be deemed to have been given at the time of delivery of, if sent by post, five (5) week days after posting by airmail:

                                    If to the Trust:

                                    Rydex Series Trust
                                    6116 Executive Boulevard
                                    Suite 400
                                    Rockville, Maryland 20852
                                    Attention: President

                                    If to the Manager:

                                    PADCO Advisors, Inc.
                                    6116 Executive Boulevard
                                    Suite 400
                                    Rockville, Maryland 20852
                                    Attention: President"

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         In witness whereof, the parties hereto have caused these Amendments to be executed in their names and on their behalf and through their duly-authorized officers as of the 8th day of March, 1996.

                                           RYDEX SERIES TRUST


                                           /S/ Albert P. Viragh, Jr.
                                           --------------------------
                                           By:      Albert P. Viragh, Jr.
                                           Title:   President


                                           PADCO ADVISORS, INC.


                                           /S/ Albert P. Viragh, Jr.
                                           --------------------------
                                           By:      Albert P. Viragh, Jr.
                                           Title:   President